UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2012

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 10, 2012 Analogic Corporation (“we”, “us”, “our”) approved an annual incentive bonus program (the “FY13 AIP”) for the fiscal year ending July 31, 2013 (“fiscal 2013”). For our executive officers, the FY13 AIP is based on the achievement of revenue, non-GAAP earnings per share, and return on invested capital targets. Under the FY13 AIP, each of our executive officers has been assigned a target cash award and has the opportunity to earn a maximum of two times the target based on performance relative to the criteria described above. Our non-GAAP earnings per share are based on GAAP earnings per share adjusted for certain items that we consider to be non-operating, non-recurring or of a non-cash nature, such as share-based compensation expense, restructuring charges, and acquisition-related expenses. No such item is used to calculate a non-GAAP measure without the approval of the Audit Committee of our Board of Directors.

The target bonus under the FY13 AIP for James W. Green, our President and Chief Executive Officer, is 100% of his $540,750 base salary for fiscal 2013, or $540,750. The target bonus for Mervat Faltas, our Senior Vice President, Medical Imaging Business, is 50% of her $309,860 base salary for fiscal 2013, or $154,930. The target bonus for John J. Fry, our Senior Vice President, General Counsel and Secretary, is 60% of his $341,433 base salary for fiscal 2013, or $204,860. The target bonus under the FY13 AIP for Michael L. Levitz, our Senior Vice President, Chief Financial Officer, and Treasurer, is 60% of his $321,491 base salary for fiscal 2013, or $192,894.

On September 10, 2012, we approved a long-term incentive program (the “FY13-15 LTIP”). Each of our executive officers received a long-term incentive award under the FY13-15 LTIP consisting of the following components (i) restricted stock units that vest based upon achievement of a cumulative non-GAAP earnings per share performance target (the “EPS RSUs”), (ii) restricted stock units that vest based upon achievement of a relative total shareholder return (“TSR”) performance target (the “TSR RSUs”), and (iii) nonstatutory stock options (the “Stock Options”) that are subject to time-based vesting and will vest in three annual installments beginning on September 10, 2013 and ending on September 10, 2015. Relative TSR will be calculated based on our TSR relative to the performance of the Russell 2000 stock index.

The EPS and TSR RSUs vest based on the achievement of their respective performance targets over the three year period ending July 31, 2015. All RSUs earned based on achievement of the performance targets will cliff-vest on July 31, 2015. For our executive officers, performance is evaluated on a per-component basis. Accordingly, achievement in whole or in part of the relevant performance target of a performance-based component will result in the vesting of up to the target number of EPS or TSR RSUs awarded, as the case may be, based on pre-defined formulas. Above-target achievement of a performance-based component will result in vesting of up to twice the target number of EPS or TSR RSUs awarded, as the case may be, based on pre-defined formulas.

The table below summarizes the long-term incentive awards for our named executive officers under the FY13-15 LTIP:

	EPS RSUs (1)		TSR RSUs (1)
Name	At Target	At Maximum Performance	At Target	At Maximum Performance	Stock Options
James Green	5,790	11,580	4,454	8,908	17,371
Mervat Faltas	1,843	3,686	1,417	2,834	5,530
John Fry	2,437	4,874	1,874	3,748	7,312
Michael Levitz	2,295	4,590	1,765	3,530	6,885

(1)	RSUs are subject to the conditions described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

September 14, 2012	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel, and Secretary